SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHOCK FULL O NUTS

          GAMCO INVESTORS, INC.
                                10/07/96              584-            4.8750
                                 9/17/96              463-            4.8750
                                 8/26/96            1,091-            5.1250
                                 8/16/96           45,000-            5.0556
                                 8/15/96           20,000-            5.0000





           PREFERRED CONVERTIBLE STOCK-CHOCK FULL O' CV 8%

          GAMCO INVESTORS, INC.
                                 9/19/96               10-           94.5000
                                 9/12/96                8-           94.7500




           PREFERRED CONVERTIBLE STOCK-CHOCK FULL O' CV 7%

          GAMCO INVESTORS, INC.
                                 10/10/96               4-             85.0000
                                 10/09/96              25-             85.0000











(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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